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                                                                    EXHIBIT 23.8

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
NRG Energy, Inc.

We consent to the incorporation by reference in this registration statement for $1,350,000,000 8% Second Priority Senior Secured Notes due in 2013 on Form S-4/A (File No. 333-120205) of NRG Energy, Inc. of our report dated May 27, 2005, with respect to the consolidated balance sheet of Oswego Harbor Power LLC as of December 31, 2004 and 2003, and the related consolidated statements of operations, member's equity (deficit) and comprehensive income, and cash flows for the year ended December 31, 2004 and the period from December 6, 2003 to December 31, 2003, and also our report dated May 27, 2005, with respect to the statements of operations, member's equity (deficit) and cash flows of Oswego Harbor Power LLC for the period from January 1, 2003 to December 5, 2003 and for the year ended December 31, 2002 which reports appear on Form 8-K of NRG Energy, Inc. We also consent to the reference to our firm under the heading "Experts" in this registration statement.

/s/ KPMG LLP

Philadelphia, Pennsylvania
June 14, 2005